Exhibit 99.1

For Immediate Release:

Media Contact:	Investor Relations Contact:
Krista Canfield	Carolyn Bass
Horn Group	Market Street Partners
415.905.4011	415.445.3232
kcanfield@horngroup.com	carolyn@marketstreetpartners.com
Taleo Not The Vendor Involved In The GAP Data Loss Incident
Dublin, CA — September 28, 2007 —The GAP, a Taleo Corporation (Nasdaq: TLEO) customer, issued a press release today disclosing data loss resulting from a stolen laptop. The data loss involved a GAP vendor that processes job applicant data. Taleo was not the vendor involved in this data loss.
About Taleo
Taleo (NASDAQ: TLEO) is the leader in on demand, web-based talent management solutions that empower organizations of all sizes, around the world to assess, acquire, develop and align their workforce for improved business performance. More than 1,200 organizations use Taleo, including 33 of the Fortune 100, for talent acquisition and performance management, with over 1,080,000 users processing 66 million candidates from over 100 countries. Requiring no capital investment, Taleo’s software as a service and on demand delivery offers 99.9% availability.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding the demand for Taleo’s solutions, results from use of Taleo’s solutions and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Item 1A of Taleo’s Annual Report on Form 10-K, as filed with the SEC on March 16, 2007, in Item 1A of Taleo’s Quarterly Report on Form 10-Q, as filed with the SEC on August 9, 2007, and in other reports filed by Taleo with the SEC.
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